EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Procera Networks Announces First Quarter 2009 Results

LOS GATOS, Calif., May 18, 2009 – Procera® Networks Inc. (NYSE AMEX: PKT), a developer of Evolved Deep Packet Inspection (DPI) solutions providing traffic awareness, control and protection for complex networks, announced its earnings for the fiscal quarter ending March 31, 2009

Key Highlights for the first quarter of 2009:

•	Sales pipeline grew and we executed on our plan to improve our net results: sales increased significantly year-over-year; gross profit margins widened; reduced operating expenses; net loss narrowed.

•	Total bookings were $4.1 million

•	Secured initial orders from 4 global Tier 1 Service Providers

•	Sales increased 72% year-over-year to $2.9 million

•	Good balance of sales activity across North America, Europe and Asia with the PacketLogicTM PL10000 Series representing over 70% of revenue in Q1 2009

•	Non-GAAP gross profit margin widened by 4 percentage points sequentially to 53%

•	Reduced Non-GAAP operating expense by 28% sequentially and 13% year-over-year to $2.8 million

•
Continued narrowing of our Non-GAAP net loss to $1.3 million from a Non-GAAP net loss of $1.7 million in the fourth quarter of 2008; and from a Non-GAAP net loss of $2.4 million in first quarter of 2008

“During the first quarter of 2009 we continued to gain significant traction within mobile, cable, and university segments across all theaters”, said James Brear, president and CEO of Procera.  “We added four global Tier 1 operators to our customer list along with some very prestigious universities in North America.  While we have seen projects pushed out into later in 2009, we continue to have good visibility into our 2009 prospect funnel, and a number of key trials are progressing ahead of our expectations.”

The company reported sales of $2.9 million for the quarter ended March 31, 2009; an increase of 72% compared with $1.7 million for the quarter ended March 31, 2008.  Non-GAAP gross profit margin for the first quarter was 53% of revenue, widened by 4 percentage points compared with 51% for the first quarter of 2008.  Non-GAAP operating expenses for the first quarter were $2.8 million, a decrease of 13% compared with $3.2 million for the first quarter of 2008.  Non-GAAP net loss narrowed to $1.3 million, compared with Non-GAAP net losses of $1.7 million and $2.4 million for the fourth and first quarters of 2008, respectively.  The GAAP net loss narrowed to $2.3 million or a net loss of $(0.03) per share in the first quarter ended March 31, 2009, compared with a net loss of $3.5 million or a net loss of $(0.05) per share in the first quarter ended March 31, 2008.

An archive of the May 18, 2009 conference call will be available at the Investor Relations section of Procera Networks’ website, www.proceranetworks.com, by no later than May 20, 2009.

Procera Networks Inc. • 100 Cooper Court, Los Gatos, CA 95032
Tel: (408) 354-7200 • Fax: (408) 354-7211 • www.proceranetworks.com

Forward Looking Statements

Safe Harbor Statement: this press release contains forward-looking statements, including statements relating to the expected demand for and potential sales of Procera Networks' products and services and statements relating to Procera Networks’ ability to meet the needs of Tier 1 organizations. These forward-looking statements involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include our limited operating history; our history of operating losses; our ability to raise capital; the acceptance and adoption of our recently introduced products; our ability to service and upgrade our products; our ability to prevail in customer trials; lengthy sales cycles and lab and field trial delays by service providers; price competition; our ability to obtain product or service orders after initial orders, our ability retain customers and develop new customer relationships and sales channels; the ability of distributors and resellers to sell our product; our dependence on a limited product line; our ability to introduce new products and add product functionality; our dependence on key employees; our ability to hire or attract new employees; our ability to compete in our industry with companies that are significantly larger and have greater resources; our ability to protect our intellectual property rights in a global market; our ability to manufacture product quickly enough to meet potential demand; general political, economic and market conditions and events; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact Procera Networks’ business are set forth in our Form 10-K filed for the year ended December 31, 2008 and subsequent reports on Form 10-Q. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements. Any future product, feature or related specification that may be referenced in this release are for information purposes only and are not commitments to deliver any technology or enhancement. Procera Networks reserves the right to modify future product and operating plans at any time.

Use of Non-GAAP Financial Information

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures that we believe are helpful in understanding our past financial performance and future results. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, "GAAP to Non-GAAP Reconciliations." Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand and manage our business and forecast future periods. Our non-GAAP financial measures include adjustments based on the following items, as well as the related income tax benefits, if any:

Amortization of intangible assets: We have excluded the effect of amortization of intangible assets from our non-GAAP net income. Amortization of intangible assets is a non-cash expense, and it is not part of our core operations. Investors should note that the use of intangible assets contributed to revenues earned during the periods presented and will contribute to future period revenues as well.

Stock-based compensation expenses: We have excluded the effect of stock-based compensation from our non-GAAP gross profit, operating expenses and net income measures. Although stock-based compensation is a key incentive offered to our employees, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.

Procera Networks Inc. • 100 Cooper Court, Los Gatos, CA 95032
Tel: (408) 354-7200 • Fax: (408) 354-7211 • www.proceranetworks.com

About Procera Networks Inc.

Procera Networks Inc. delivers Evolved DPI solutions that give service providers awareness, control and protection of their applications and networks. Its core product suite, the PacketLogic line of platforms, leverages the company's advanced identification engine, DRDL™ (Datastream Recognition Definition Language), to provide accurate identification of network traffic in real-time. PacketLogic is deployed at more than 400 broadband service providers, telcos, governments and higher education campuses worldwide. Founded in 2002, Procera (NYSEAMEX: PKT) is based in Silicon Valley and has offices around the globe. More information is available at www.proceranetworks.com.

Procera Networks, Inc.
Condensed Consolidated Statement of Operations
Unaudited

	Three months ended
	March 31,
	2009	2008
Sales
Product sales	$2,171,043	$1,333,774
Support sales	776,291	382,000
Total sales	2,947,334	1,715,774
Cost of sales
Product cost of sales	1,668,748	1,089,000
Support cost of sales	119,172	142,000
Total cost of sales	1,787,920	1,231,000

Gross profit	1,159,414	484,774

Operating expenses:
Research and developoment	636,142	662,122
Sales and marketing	1,684,861	2,024,492
General and administrative	1,329,445	1,525,000
Total operating expenses	3,650,448	4,211,614

Loss from operations	(2,491,034)	(3,726,840)

Interest and other income (expense)	(23,836)	3,057

Net loss before benefit from income taxes	(2,514,870)	(3,723,783)
Income tax benefit	180,817	239,846
Net loss	(2,334,053)	(3,483,937)

Net loss per share - basic and diluted	$(0.03)	$(0.05)
Average weighted number of common shares outstanding - basic and diluted	84,498,491	76,118,175

Procera Networks Inc. • 100 Cooper Court, Los Gatos, CA 95032
Tel: (408) 354-7200 • Fax: (408) 354-7211 • www.proceranetworks.com

Procera Networks, Inc.
Condensed Consolidated Balance Sheets

	March 31	December 31
	2009	2008
ASSETS	Unaudited
Current Assets:
Cash and cash equivalents	$860,840	$1,721,225
Accounts receivable, net of allowance	5,287,015	5,454,745
Inventories, net	3,042,434	3,445,802
Prepaid expenses and other	665,274	824,340
Total current assets	9,855,562	11,446,112

Property and equipment, net	1,851,309	2,573,045
Purchased intangible assets, net	604,655	964,405
Goodwill	960,209	960,209
Other non-current assets	47,278	47,294
Total assets	$13,319,013	$15,991,065

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,482,957	$2,457,430
Deferred revenue	1,492,106	1,313,092
Accrued liabilities	1,520,701	1,841,442
Notes payable	300,000	550,000
Capital leases payable	-	11,543
Total current liabilities	5,795,764	6,173,507

Non-current liabilities
Deferred rent	23,928	24,234
Deferred tax liability	435,335	695,239
Capital leases payable	-	39,584
Total liabilities	6,255,028	6,932,564

Commitments and contingencies	-	-

Stockholders' equity:
Common stock	84,498	84,498
Additional paid-in capital	61,473,359	61,142,430
Accumulated other comprehensive gain (loss)	(419,499)	(428,107)
Accumulated deficit	(54,077,627)	(51,740,320)
Total stockholders' equity	7,063,985	9,058,501

Total liabilities and stockholders' equity	$13,319,013	$15,991,065

Procera Networks Inc. • 100 Cooper Court, Los Gatos, CA 95032
Tel: (408) 354-7200 • Fax: (408) 354-7211 • www.proceranetworks.com

Procera Networks, Inc.
GAAP to Non-GAAP Reconciliation
Unaudited

	Three months ended
	March 31	December 31	March 31
	2009	2008	2008

Sales - U.S. GAAP as reported	2,947,334	4,504,000	1,715,774

Reconciliation of Gross Profit:
U.S. GAAP as reported	1,159,414	1,801,000	484,774
As a percentage of sales	39%	40%	28%
Adjustment:
Amortization on intangibles (1)	381,500	381,500	381,500
Stock-based compensation (2)	18,059	19,635	6,396
As Adjusted	1,558,973	2,202,135	872,670
As a percentage of sales	53%	49%	51%

Reconciliation of Operating Expense:
U.S. GAAP as reported	3,650,448	4,845,000	4,211,614
Adjustment:
Amortization on intangibles (1)	545,083	545,083	545,083
Stock-based compensation (2)	304,369	389,071	428,736
As Adjusted	2,800,995	3,910,846	3,237,795

Reconciliation of Net Loss:
U.S. GAAP as reported	(2,334,053)	(2,749,000)	(3,483,937)
Adjustment:
Amortization on intangibles (1)	926,583	926,583	926,583
Stock-based compensation (2)	322,428	408,706	435,132
Income tax adjustment (3)	(259,904)	(259,904)	(259,904)
As Adjusted	(1,344,946)	(1,673,615)	(2,382,125)

(1) The intangible assets recorded at fair value as a result of our acquisitions are amortized over the estimated useful life of the respective asset.
(2) Stock-based compensation expense is calculated in accordance with the fair value recognition provisions of Statements of Financial Accounting Standards No. 123 (R).
(3) Income tax  benefit from the amortization of intangible assets.

Press Contact
Jon Linden, Procera Networks, 408-354-9386, jon.linden@proceranetworks.com

Investor Relations Contact
John Liviakis, Liviakis Financial Communications, Inc, 1-415-389-4670, john@liviakis.com

Procera Networks is a registered trademark, and PacketLogic and DRDL are trademarks of Procera Networks, Inc. All rights reserved. All other products or brands mentioned are trademarks and/or service marks of their respective owners.

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Procera Networks Inc. • 100 Cooper Court, Los Gatos, CA 95032
Tel: (408) 354-7200 • Fax: (408) 354-7211 • www.proceranetworks.com